Exhibit 99.1

PRESS RELEASE

Liberty Global to Present at Citi’s 20th Annual Global
Entertainment, Media, and Telecommunications Conference

Englewood, Colorado — January 4, 2010: Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at Citi’s 20th Annual Global Entertainment, Media, and Telecommunications Conference on Tuesday, January 5, 2010 at 5:05 p.m. Pacific Time at the Palace Hotel in San Francisco, California. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of September 30, 2009, Liberty Global operated state-of-the-art networks that served approximately 17 million customers across 14 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
K.C. Dolan	+1 303.220.6686	Bert Holtkamp	+31 20.778.9800
Molly Bruce	+1 303.220.4202